Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated June 7, 2024, relating to the financial statements of Lionheart Holdings as of March 31, 2024 and for the period from February 21, 2024 (inception) through March 31, 2024, which is included in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 7, 2024